Exhibit 99.1

Byline Bancorp, Inc. Reports Second Quarter 2024 Financial Results

Net income of $29.7 million, $0.68 diluted earnings per share

Chicago, IL, July 25, 2024 – Byline Bancorp, Inc. (NYSE: BY), today reported:

	For the quarter			Second Quarter Highlights (compared to 1Q24, unless otherwise specified)
	2Q24	1Q24	2Q23
Financial Results ($ in thousands)				• ROAA of 1.31%; PTPP ROAA of 2.03%(1)
Net interest income	$86,526	$85,541	$76,166
Non-interest income	12,844	15,473	14,291	• TBV per share of $18.84(1), up 8.1% YoY
Total Revenue(1)	99,370	101,014	90,457
Non-interest expense (NIE)	53,210	53,809	49,328	• Named a "Best Company to Work For in the
Pre-tax pre-provision net income (PTPP)(1)	46,160	47,205	41,129	Midwest" by US News and World Report
Provision for credit losses	6,045	6,643	5,790
Provision for income taxes	10,444	10,122	9,232	• Consolidated two branches, have reduced
Net Income	$29,671	$30,440	$26,107	branch footprint ~60% since 2013

Per Share				Income Statement
Diluted EPS	$0.68	$0.70	$0.70	• Net interest income of $86.5 million,
Dividends declared per common share	0.09	0.09	0.09	up $985,000, or 1.2%
Book value per share	23.38	22.88	21.56
Tangible book value per share(1)	18.84	18.29	17.43	• Tax equivalent NIM of 3.99%(1)

Balance Sheet & Credit Quality ($ in thousands)				• NIE down 1.1%; NIE/AA 2.34%, down six bps
Total deposits	$7,347,181	$7,350,202	$5,917,092
Total loans and leases	6,904,564	6,801,782	5,596,512	• Net gain on sales of loans of $6.0 million,
Net charge-offs (NCO)	9,514	6,211	4,267	up $503,000, or 9.1%
Allowance for credit losses (ACL)	99,730	102,366	92,665
ACL to total loans and leases held for investment	1.45%	1.51%	1.66%	• Efficiency ratio of 52.19%(1)

Select Ratios (annualized where applicable)				Balance Sheet
Efficiency ratio(1)	52.19%	51.94%	52.92%	• Total loans and leases grew $102.8 million,
Return on average assets (ROAA)	1.31%	1.36%	1.41%	or 6.1%(2)
Return on average stockholders' equity	11.83%	12.26%	12.99%
Return on average tangible common equity(1)	15.27%	15.88%	16.78%	• Total assets grew $223.3 million, or 9.5%(2)
Net Interest Margin (NIM)	3.98%	4.00%	4.32%
Common equity to total assets	10.72%	10.72%	10.74%	• NPAs down $4.1 million, or 24.0%(2)
Tangible common equity to tangible assets(1)	8.82%	8.76%	8.87%
Common Equity Tier 1	10.84%	10.59%	10.58%	• Total deposits of $7.3 billion, flat QoQ

CEO/President Commentary

Roberto R. Herencia, Executive Chairman and CEO of Byline Bancorp, commented, "Our second quarter results remained strong, and we are pleased with our overall performance for the first half of the year. Our results continue to show the progress we are making in becoming the preeminent commercial bank in Chicago."

Alberto J. Paracchini, President of Byline Bancorp, added, "We delivered another quarter of strong earnings, profitability, and continue to show discipline in managing expenses. We executed well on our commercial banking strategy driven by solid loan and relationship growth, which is benefiting from the contributions of new banking talent we've added over the past couple of years. I would like to thank all our employees, who again enabled our strong performance, for their dedication and hard work."

(1)
Represents non-GAAP financial measures. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation to the most directly comparable GAAP financial measure.
(2)
Annualized

Byline Bancorp, Inc.

Board Declares Cash Dividend of $0.09 per Share

On July 23, 2024, the Company's Board of Directors declared a cash dividend of $0.09 per share, payable on August 20, 2024, to stockholders of record of the Company's common stock as of August 6, 2024.

STATEMENTS OF OPERATIONS HIGHLIGHTS

Net Interest Income

Net interest income for the second quarter of 2024 was $86.5 million, an increase of $985,000, or 1.2%, from the first quarter of 2024. The increase in net interest income was primarily due to a $2.7 million increase in interest and fees on loans and leases due to the growth in the loan and lease portfolio, partially offset by an increase of $1.6 million in deposit interest expense, primarily driven by higher rates paid on interest checking.

Tax-equivalent net interest margin(1) for the second quarter of 2024 was 3.99%, a decrease of two basis points compared to the first quarter of 2024. Net loan accretion income positively contributed 17 basis points to the net interest margin for the current quarter compared to 20 basis points for the prior quarter.

The average cost of total deposits was 2.63% for the second quarter of 2024, an increase of seven basis points compared to the first quarter of 2024, as a result of higher rates on interest checking accounts. Average non-interest-bearing demand deposits were 25.0% of average total deposits for the current quarter compared to 25.9% during the prior quarter.

Provision for Credit Losses

The provision for credit losses was $6.0 million for the second quarter of 2024, a decrease of $598,000 compared to $6.6 million for the first quarter of 2024, mainly attributed to improvements in the collectively assessed portfolio, partially offset by an increase in the allocation for individually assessed government guaranteed loans. The provision for credit losses for the quarter is comprised of a provision for loan and lease losses of $6.9 million and a recapture of the provision for unfunded commitments of $833,000.

Non-interest Income

Non-interest income for the second quarter of 2024 was $12.8 million, a decrease of $2.6 million, or 17.0%, compared to $15.5 million for the first quarter of 2024. The decrease in total non-interest income was primarily due to a $1.8 million increase in the downward revaluation of the loan servicing asset due to a decline in overall serviced loan balances and higher prepayment speeds.

Net gains on sales of loans were $6.0 million for the current quarter, an increase of $503,000, or 9.1% compared to the prior quarter. During the second quarter of 2024, we sold $73.9 million of U.S. government guaranteed loans compared to $72.5 million during the first quarter of 2024.

Non-interest Expense

Non-interest expense for the second quarter of 2024 was $53.2 million, a decrease of $599,000, or 1.1%, from $53.8 million for the first quarter of 2024. The decrease in non-interest expense was mainly due to a decrease of $884,000 in other non-interest expense, mainly due to branch consolidation charges taken in the first quarter, and a $645,000 decrease in occupancy and equipment expense, net, due to lower seasonal expenses compared to the prior quarter. These decreases were offset by a $989,000 increase in legal, audit, and other professional fees primarily due to professional services associated with our strategic growth planning and initiatives.

Our efficiency ratio was 52.19% for the second quarter of 2024 compared to 51.94% for the first quarter of 2024, an increase of 25 basis points.

Income Taxes

We recorded income tax expense of $10.4 million during the second quarter of 2024, compared to $10.1 million during the first quarter of 2024. The effective tax rates were 26.0% and 25.0% for the second quarter of 2024 and first quarter of 2024, respectively. The increase in the effective tax rate was due to higher income tax benefits on share-based compensation recorded in the first quarter of 2024.

(1) Represents non-GAAP financial measures. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Byline Bancorp, Inc.

STATEMENTS OF FINANCIAL CONDITION HIGHLIGHTS

Assets

Total assets were $9.6 billion as of June 30, 2024, an increase of $223.3 million, or 2.4%, compared to $9.4 billion at March 31, 2024. The increase was primarily due to an increase in net loans and leases held for investment of $115.6 million, mainly due to increases in the commercial and industrial and commercial real estate portfolios, and an increase in cash and cash equivalents of $93.6 million, primarily due to increases to balances held at the Federal Reserve Bank.

Asset and Credit Quality

The ACL was $99.7 million as of June 30, 2024, a decrease of $2.6 million, or 2.6%, from $102.4 million at March 31, 2024. Net charge-offs of loans and leases during the second quarter of 2024 were $9.5 million, or 0.56% of average loans and leases, on an annualized basis. This was an increase of $3.3 million compared to net charge-offs of $6.2 million, or 0.37% of average loans and leases, during the first quarter of 2024. The increase is primarily due to an acquired commercial and industrial loan relationship, as well as increased net charge-offs in our originated commercial and industrial portfolio.

Non-performing assets were $64.6 million, or 0.67% of total assets, as of June 30, 2024, a decrease of $4.1 million from $68.7 million, or 0.73% of total assets, at March 31, 2024. The decrease was primarily the result of changes in the commercial and industrial portfolio. The government guaranteed portion of non-performing loans was $6.6 million at June 30, 2024 compared to $7.1 million at March 31, 2024.

Deposits and Other Liabilities

Total deposits decreased $3.0 million to $7.3 billion at June 30, 2024 compared to $7.4 billion at March 31, 2024. The decrease in deposits in the current quarter was mainly due to reduced reliance on brokered deposits.

Total borrowings and other liabilities were $1.3 billion at June 30, 2024, an increase of $202.4 million from $1.1 billion at March 31, 2024, primarily driven by a $200.0 million increase in Federal Home Loan Bank advances.

Stockholders’ Equity

Total stockholders’ equity was $1.0 billion at June 30, 2024, and increase of $24.0 million from March 31, 2024, primarily due to retained earnings from net income.

(1) Represents non-GAAP financial measures. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Byline Bancorp, Inc.

Conference Call, Webcast and Slide Presentation

We will host a conference call and webcast at 9:00 a.m. Central Time on Friday, July 26, 2024, to discuss our quarterly financial results. Analysts and investors may participate in the question-and-answer session. The call can be accessed via telephone at (833) 470-1428; passcode 298462. A recorded replay can be accessed through August 9, 2024, by dialing (866) 813-9403; passcode: 804686.

A slide presentation relating to our second quarter 2024 results will be accessible prior to the conference call. The slide presentation and webcast of the conference call can be accessed on our investor relations website at www.bylinebancorp.com.

About Byline Bancorp, Inc.

Headquartered in Chicago, Byline Bancorp, Inc. is the parent company of Byline Bank, a full service commercial bank serving small- and medium-sized businesses, financial sponsors, and consumers. Byline Bank has approximately $9.6 billion in assets and operates 46 branch locations throughout the Chicago and Milwaukee metropolitan areas. Byline Bank offers a broad range of commercial and community banking products and services including small ticket equipment leasing solutions and is one of the top Small Business Administration lenders in the United States.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, made through the use of words or phrases such as ‘‘may’’, ‘‘might’’, ‘‘should’’, ‘‘could’’, ‘‘predict’’, ‘‘potential’’, ‘‘believe’’, ‘‘expect’’, ‘‘continue’’, ‘‘will’’, ‘‘anticipate’’, ‘‘seek’’, ‘‘estimate’’, ‘‘intend’’, ‘‘plan’’, ‘‘projection’’, ‘‘would’’, ‘‘annualized’’, “target” and ‘‘outlook’’, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Forward-looking statements involve estimates and known and unknown risks, and reflect various assumptions and involve elements of subjective judgment and analysis, which may or may not prove to be correct, and which are subject to uncertainties and contingencies outside the control of Byline and its respective affiliates, directors, employees and other representatives, which could cause actual results to differ materially from those presented in this communication.

No representations, warranties or guarantees are or will be made by Byline as to the reliability, accuracy or completeness of any forward-looking statements contained in this communication or that such forward-looking statements are or will remain based on reasonable assumptions. You should not place undue reliance on any forward-looking statements contained in this communication.

Certain risks and important factors that could affect Byline’s future results are identified in our Annual Report on Form 10-K and other reports we file with the Securities and Exchange Commission, including among other things under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023. Any forward-looking statement speaks only as of the date on which it is made, and Byline undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise unless required under the federal securities laws.

Contacts:

Investors / Media:
Brooks Rennie
Investor Relations Director
312-660-5805
brennie@bylinebank.com

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (unaudited)

	June 30,	March 31,	June 30,
(dollars in thousands)	2024	2024	2023
ASSETS
Cash and due from banks	$68,251	$58,640	$59,564
Interest bearing deposits with other banks	662,206	578,197	260,621
Cash and cash equivalents	730,457	636,837	320,185
Equity and other securities, at fair value	8,745	9,135	18,473
Securities available-for-sale, at fair value	1,386,827	1,379,147	1,125,700
Securities held-to-maturity, at amortized cost	606	1,156	2,158
Restricted stock, at cost	31,775	22,793	24,377
Loans held for sale	13,360	23,568	25,995
Loans and leases:
Loans and leases	6,891,204	6,778,214	5,570,517
Allowance for credit losses - loans and leases	(99,730)	(102,366)	(92,665)
Net loans and leases	6,791,474	6,675,848	5,477,852
Servicing assets, at fair value	19,617	20,992	21,715
Premises and equipment, net	63,919	64,466	56,304
Goodwill and other intangible assets, net	200,788	202,133	155,977
Bank-owned life insurance	98,519	97,748	83,222
Deferred tax assets, net	48,888	53,029	66,895
Accrued interest receivable and other assets	238,840	223,651	196,837
Total assets	$9,633,815	$9,410,503	$7,575,690
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Non-interest-bearing demand deposits	$1,762,891	$1,851,727	$1,793,749
Interest-bearing deposits	5,584,290	5,498,475	4,123,343
Total deposits	7,347,181	7,350,202	5,917,092
Other borrowings	918,738	721,173	574,922
Subordinated notes, net	73,953	73,909	73,778
Junior subordinated debentures issued to capital trusts, net	70,675	70,567	37,557
Accrued interest payable and other liabilities	190,254	185,603	158,399
Total liabilities	8,600,801	8,401,454	6,761,748
STOCKHOLDERS’ EQUITY
Common stock	452	452	391
Additional paid-in capital	710,792	708,844	599,718
Retained earnings	481,232	455,532	379,078
Treasury stock	(47,993)	(48,869)	(50,383)
Accumulated other comprehensive loss, net of tax	(111,469)	(106,910)	(114,862)
Total stockholders’ equity	1,033,014	1,009,049	813,942
Total liabilities and stockholders’ equity	$9,633,815	$9,410,503	$7,575,690

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
(dollars in thousands, except per share data)	2024	2024	2023
INTEREST AND DIVIDEND INCOME
Interest and fees on loans and leases	$126,523	$123,792	$99,134
Interest on securities	10,514	9,734	6,559
Other interest and dividend income	4,532	4,795	1,579
Total interest and dividend income	141,569	138,321	107,272
INTEREST EXPENSE
Deposits	47,603	45,962	24,723
Other borrowings	4,460	3,824	4,241
Subordinated notes and debentures	2,980	2,994	2,142
Total interest expense	55,043	52,780	31,106
Net interest income	86,526	85,541	76,166
PROVISION FOR CREDIT LOSSES	6,045	6,643	5,790
Net interest income after provision for credit losses	80,481	78,898	70,376
NON-INTEREST INCOME
Fees and service charges on deposits	2,548	2,427	2,233
Loan servicing revenue	3,216	3,364	3,377
Loan servicing asset revaluation	(2,468)	(703)	(865)
ATM and interchange fees	1,163	1,075	1,112
Change in fair value of equity securities, net	(390)	392	193
Net gains on sales of loans	6,036	5,533	5,704
Wealth management and trust income	942	1,157	1,039
Other non-interest income	1,797	2,228	1,498
Total non-interest income	12,844	15,473	14,291
NON-INTEREST EXPENSE
Salaries and employee benefits	33,911	33,953	29,642
Occupancy and equipment expense, net	4,639	5,284	4,404
Loan and lease related expenses	741	685	488
Legal, audit, and other professional fees	3,708	2,719	3,675
Data processing	4,036	4,145	4,272
Net (gain) loss recognized on other real estate owned and other related expenses	(62)	(98)	288
Other intangible assets amortization expense	1,345	1,345	1,455
Other non-interest expense	4,892	5,776	5,104
Total non-interest expense	53,210	53,809	49,328
INCOME BEFORE PROVISION FOR INCOME TAXES	40,115	40,562	35,339
PROVISION FOR INCOME TAXES	10,444	10,122	9,232
NET INCOME	$29,671	$30,440	$26,107
EARNINGS PER COMMON SHARE
Basic	$0.68	$0.70	$0.70
Diluted	$0.68	$0.70	$0.70

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA (unaudited)

	As of or For the Three Months Ended
(dollars in thousands, except share	June 30,	March 31,	June 30,
and per share data)	2024	2024	2023
Earnings per Common Share
Basic earnings per common share	$0.68	$0.70	$0.70
Diluted earnings per common share	$0.68	$0.70	$0.70
Adjusted diluted earnings per common share(1)(3)	$0.68	$0.70	$0.73
Weighted average common shares outstanding (basic)	43,361,516	43,258,087	37,034,626
Weighted average common shares outstanding (diluted)	43,741,840	43,727,344	37,337,906
Common shares outstanding	44,180,829	44,108,387	37,752,002
Cash dividends per common share	$0.09	$0.09	$0.09
Dividend payout ratio on common stock	13.24%	12.86%	12.86%
Book value per common share	$23.38	$22.88	$21.56
Tangible book value per common share(1)	$18.84	$18.29	$17.43
Key Ratios and Performance Metrics (annualized where applicable)
Net interest margin	3.98%	4.00%	4.32%
Net interest margin, fully taxable equivalent (1)(4)	3.99%	4.01%	4.33%
Average cost of deposits	2.63%	2.56%	1.70%
Efficiency ratio(1)(2)	52.19%	51.94%	52.92%
Adjusted efficiency ratio(1)(2)(3)	52.19%	51.75%	51.39%
Non-interest income to total revenues(1)	12.93%	15.32%	15.80%
Non-interest expense to average assets	2.34%	2.40%	2.67%
Adjusted non-interest expense to average assets(1)(3)	2.34%	2.39%	2.60%
Return on average stockholders' equity	11.83%	12.26%	12.99%
Adjusted return on average stockholders' equity(1)(3)	11.83%	12.31%	13.56%
Return on average assets	1.31%	1.36%	1.41%
Adjusted return on average assets(1)(3)	1.31%	1.36%	1.48%
Pre-tax pre-provision return on average assets(1)	2.03%	2.10%	2.23%
Adjusted pre-tax pre-provision return on average assets(1)(3)	2.03%	2.11%	2.30%
Return on average tangible common stockholders' equity(1)	15.27%	15.88%	16.78%
Adjusted return on average tangible common stockholders' equity(1)(3)	15.27%	15.95%	17.50%
Non-interest-bearing deposits to total deposits	23.99%	25.19%	30.31%
Loans and leases held for sale and loans and lease held for investment to total deposits	93.98%	92.54%	94.58%
Deposits to total liabilities	85.42%	87.49%	87.51%
Deposits per branch	$159,721	$153,129	$155,713
Asset Quality Ratios
Non-performing loans and leases to total loans and leases held for investment, net before ACL	0.93%	1.00%	0.69%
Total non-performing assets as a percentage of total assets	0.67%	0.73%	0.54%
ACL to total loans and leases held for investment, net before ACL	1.45%	1.51%	1.66%
Net charge-offs (annualized) to average total loans and leases held for investment, net before ACL - loans and leases	0.56%	0.37%	0.31%
Capital Ratios
Common equity to total assets	10.72%	10.72%	10.74%
Tangible common equity to tangible assets(1)	8.82%	8.76%	8.87%
Leverage ratio	11.08%	10.91%	10.74%
Common equity tier 1 capital ratio	10.84%	10.59%	10.58%
Tier 1 capital ratio	11.86%	11.62%	11.22%
Total capital ratio	13.86%	13.66%	13.52%

(1) Represents a non-GAAP financial measure. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

(2) Represents non-interest expense less amortization of intangible assets divided by net interest income and non-interest income.

(3) Calculation excludes merger-related expenses and impairment charges on ROU assets.

(4) Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, assuming a federal income tax rate of 21%.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

QUARTER-TO-DATE STATEMENT OF AVERAGE INTEREST-EARNING ASSETS AND AVERAGE INTEREST-BEARING LIABILITIES (unaudited)

	For the Three Months Ended
	June 30, 2024			March 31, 2024			June 30, 2023
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Avg. Yield / Rate	Average Balance(5)	Interest Inc / Exp	Avg. Yield / Rate	Average Balance(5)	Interest Inc / Exp	Avg. Yield / Rate
ASSETS
Cash and cash equivalents	$305,873	$3,315	4.36%	$339,449	$3,828	4.54%	$135,003	$1,041	3.09%
Loans and leases(1)	6,807,934	126,523	7.47%	6,681,488	123,792	7.45%	5,535,593	99,134	7.18%
Taxable securities	1,473,000	10,869	2.97%	1,422,661	9,822	2.78%	1,250,780	6,324	2.03%
Tax-exempt securities(2)	156,655	1,091	2.80%	159,984	1,112	2.80%	151,205	980	2.60%
Total interest-earning assets	$8,743,462	$141,798	6.52%	$8,603,582	$138,554	6.48%	$7,072,581	$107,479	6.10%
Allowance for credit losses - loans and leases	(103,266)			(102,256)			(92,804)
All other assets	500,540			529,615			424,122
TOTAL ASSETS	$9,140,736			$9,030,941			$7,403,899
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$717,513	$4,096	2.30%	$590,406	$2,429	1.65%	$541,036	$2,175	1.61%
Money market accounts	2,270,231	19,978	3.54%	2,237,324	19,660	3.53%	1,534,463	10,799	2.82%
Savings	514,192	194	0.15%	531,912	197	0.15%	575,254	220	0.15%
Time deposits	1,951,448	23,335	4.81%	1,992,357	23,676	4.78%	1,328,679	11,529	3.48%
Total interest-bearing deposits	5,453,384	47,603	3.51%	5,351,999	45,962	3.45%	3,979,432	24,723	2.49%
Other borrowings	521,545	4,439	3.42%	472,644	3,824	3.25%	509,419	4,241	3.34%
Federal funds purchased	1,401	21	6.05%	—	—	0.00%	—	—	0.00%
Subordinated notes and debentures	144,548	2,980	8.29%	144,387	2,994	8.34%	111,255	2,142	7.72%
Total borrowings	667,494	7,440	4.48%	617,031	6,818	4.44%	620,674	6,383	4.12%
Total interest-bearing liabilities	$6,120,878	$55,043	3.62%	$5,969,030	$52,780	3.56%	$4,600,106	$31,106	2.71%
Non-interest-bearing demand deposits	1,817,133			1,874,322			1,848,538
Other liabilities	193,923			188,783			148,983
Total stockholders’ equity	1,008,802			998,806			806,272
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$9,140,736			$9,030,941			$7,403,899
Net interest spread(3)			2.90%			2.92%			3.39%
Net interest income, fully taxable equivalent		$86,755			$85,774			$76,373
Net interest margin, fully taxable equivalent(2)(4)			3.99%			4.01%			4.33%
Less: Tax-equivalent adjustment		229	0.01%		233	0.01%		207	0.01%
Net interest income		$86,526			$85,541			$76,166
Net interest margin(4)			3.98%			4.00%			4.32%

Net loan accretion impact on margin		$3,656	0.17%		$4,284	0.20%		$611	0.03%

(1) Loan and lease balances are net of deferred origination fees and costs and initial direct costs. Non-accrual loans and leases are included in total loan and lease balances.

(2) Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, assuming a federal income tax rate of 21%.

(3) Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.

(4) Represents net interest income (annualized) divided by total average earning assets.

(5) Average balances are average daily balances.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

SELECTED BALANCE SHEET TABLES AND FINANCIAL RATIOS (unaudited)

The following table presents our allocation of originated, purchased credit deteriorated (PCD), and acquired non-credit-deteriorated loans and leases at the dates indicated:

	June 30, 2024		March 31, 2024		June 30, 2023
(dollars in thousands)	Amount	% of Total	Amount	% of Total	Amount	% of Total
Originated loans and leases:
Commercial real estate	$1,924,797	27.9%	$1,879,149	27.7%	$1,806,531	32.4%
Residential real estate	498,578	7.2%	488,887	7.2%	453,880	8.1%
Construction, land development, and other land	445,919	6.5%	416,996	6.2%	387,623	7.0%
Commercial and industrial	2,493,229	36.2%	2,420,952	35.7%	2,086,274	37.5%
Installment and other	2,576	0.0%	2,855	0.0%	3,582	0.1%
Leasing financing receivables	710,784	10.3%	691,617	10.2%	604,437	10.9%
Total originated loans and leases	$6,075,883	88.1%	$5,900,456	87.0%	$5,342,327	95.9%
Purchased credit deteriorated loans:
Commercial real estate	$114,053	1.7%	$117,460	1.7%	$30,724	0.6%
Residential real estate	40,728	0.6%	39,535	0.6%	26,012	0.5%
Construction, land development, and other land	9	0.0%	26,418	0.4%	320	0.0%
Commercial and industrial	17,796	0.3%	18,100	0.3%	1,726	0.0%
Installment and other	116	0.0%	118	0.0%	129	0.0%
Total purchased credit deteriorated loans	$172,702	2.6%	$201,631	3.0%	$58,911	1.1%
Acquired non-credit-deteriorated loans and leases:
Commercial real estate	$254,858	3.7%	$271,720	4.0%	$126,191	2.3%
Residential real estate	188,489	2.7%	204,589	3.0%	25,055	0.4%
Construction, land development, and other land	84,849	1.2%	85,553	1.3%	—	0.0%
Commercial and industrial	113,997	1.7%	113,673	1.7%	16,750	0.3%
Installment and other	153	0.0%	166	0.0%	25	0.0%
Leasing financing receivables	273	0.0%	426	0.0%	1,258	0.0%
Total acquired non-credit-deteriorated loans and leases	$642,619	9.3%	$676,127	10.0%	$169,279	3.0%
Total loans and leases	$6,891,204	100.0%	$6,778,214	100.0%	$5,570,517	100.0%
Allowance for credit losses - loans and leases	(99,730)		(102,366)		(92,665)
Total loans and leases, net of allowance for credit losses - loans and leases	$6,791,474		$6,675,848		$5,477,852

The following table presents the balance and activity within the allowance for credit losses - loans and lease for the periods indicated:

	Three Months Ended
	June 30,		March 31,		June 30,
(dollars in thousands)	2024		2024		2023
ACL - loans and leases, beginning of period	$102,366		$101,686		$90,465
Provision for credit losses - loans and leases	6,878		6,891		6,467
Net charge-offs - loans and leases	(9,514)		(6,211)		(4,267)
ACL - loans and leases, end of period	$99,730		$102,366		$92,665
Net charge-offs - loans and leases to average total loans and leases held for investment, net before ACL	0.56%		0.37%		0.31%
Provision for credit losses - loans and leases to net charge-offs - loans and leases during the period	0.72	x	1.11	x	1.52	x

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

SELECTED BALANCE SHEET TABLES AND FINANCIAL RATIOS (unaudited)

The following table presents the amounts of non-performing loans and leases and other real estate owned at the date indicated:

				June 30, 2024
				Change from
(dollars in thousands)	June 30, 2024	March 31, 2024	June 30, 2023	March 31, 2024	June 30, 2023
Non-performing assets:
Non-accrual loans and leases	$63,808	$67,899	$38,273	(6.0)%	66.7%
Past due loans and leases 90 days or more and still accruing interest	—	—	—	—%	—%
Total non-performing loans and leases	$63,808	$67,899	$38,273	(6.0)%	66.7%
Other real estate owned	780	785	2,265	(0.6)%	(65.6)%
Total non-performing assets	$64,588	$68,684	$40,538	(6.0)%	59.3%
Total non-performing loans and leases as a percentage of total loans and leases	0.93%	1.00%	0.69%
Total non-performing assets as a percentage of total assets	0.67%	0.73%	0.54%
Allowance for credit losses - loans and lease as a percentage of non-performing loans and leases	156.30%	150.76%	242.11%

Non-performing assets guaranteed by U.S. government:
Non-accrual loans guaranteed	$6,616	$7,138	$2,472	(7.3)%	167.6%
Past due loans 90 days or more and still accruing interest guaranteed	—	—	—	—%	—%
Total non-performing loans guaranteed	$6,616	$7,138	$2,472	(7.3)%	167.6%
Total non-performing loans and leases not guaranteed as a percentage of total loans and leases	0.83%	0.90%	0.64%
Total non-performing assets not guaranteed as a percentage of total assets	0.60%	0.65%	0.50%

The following table presents the composition of deposits at the dates indicated:

				June 30, 2024
				Change from
(dollars in thousands)	June 30, 2024	March 31, 2024	June 30, 2023	March 31, 2024	June 30, 2023
Non-interest-bearing demand deposits	$1,762,891	$1,851,727	$1,793,749	(4.8)%	(1.7)%
Interest-bearing checking accounts	717,229	687,142	530,775	4.4%	35.1%
Money market demand accounts	2,323,245	2,263,819	1,600,043	2.6%	45.2%
Other savings	503,935	524,890	562,706	(4.0)%	(10.4)%
Time deposits (below $250,000)	1,610,308	1,594,290	1,214,717	1.0%	32.6%
Time deposits ($250,000 and above)	429,573	428,334	215,102	0.3%	99.7%
Total deposits	$7,347,181	$7,350,202	$5,917,092	(0.0)%	24.2%

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

Non-GAAP Financial Measures

This release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures include adjusted net income, adjusted diluted earnings per share, adjusted efficiency ratio, adjusted non-interest expense to average assets, tax-equivalent net interest margin, total revenue, non-interest income to total revenues, adjusted return on average stockholders’ equity, adjusted return on average assets, pre-tax pre-provision return on average assets, adjusted pre-tax pre-provision return on average assets, tangible book value per common share, tangible common equity to tangible assets, return on average tangible common stockholders' equity, and adjusted return on average tangible common stockholders' equity. Management believes that these non-GAAP financial measures provide useful information to management and investors that is supplementary to the Company’s financial condition, results of operations and cash flows computed in accordance with GAAP; however, management acknowledges that our non-GAAP financial measures have a number of limitations. As such, these disclosures should not be viewed as a substitute for results determined in accordance with GAAP financial measures that we and other companies use. Management also uses these measures for peer comparison. See below in the financial schedules included in this press release for a reconciliation of the non-GAAP financial measures to the comparable GAAP financial measures. Additionally, please refer to the Company’s Annual Report on Form 10-K for the detailed definitions of these non-GAAP financial measures.

	As of or For the Three Months Ended
	June 30,	March 31,	June 30,
(dollars in thousands, except per share data)	2024	2024	2023
Net income and earnings per share excluding significant items:
Reported Net Income	$29,671	$30,440	$26,107
Significant items:
Impairment charges on ROU assets	—	194	—
Merger-related expenses	—	—	1,391
Tax benefit	—	(52)	(230)
Adjusted Net Income	$29,671	$30,582	$27,268
Reported Diluted Earnings per Share	$0.68	$0.70	$0.70
Significant items:
Impairment charges on ROU assets	—	—	—
Merger-related expenses	—	—	0.04
Tax benefit	—	—	(0.01)
Adjusted Diluted Earnings per Share	$0.68	$0.70	$0.73

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended
(dollars in thousands, except per share data,	June 30,	March 31,	June 30,
ratios annualized, where applicable)	2024	2024	2023
Adjusted non-interest expense:
Non-interest expense	$53,210	$53,809	$49,328
Less: Impairment charges on ROU assets	—	194	—
Less: Merger-related expenses	—	—	1,391
Adjusted non-interest expense	$53,210	$53,615	$47,937
Adjusted non-interest expense excluding amortization of intangible assets:
Adjusted non-interest expense	$53,210	$53,615	$47,937
Less: Amortization of intangible assets	1,345	1,345	1,455
Adjusted non-interest expense excluding amortization of intangible assets	$51,865	$52,270	$46,482
Pre-tax pre-provision net income:
Pre-tax income	$40,115	$40,562	$35,339
Add: Provision for credit losses	6,045	6,643	5,790
Pre-tax pre-provision net income	$46,160	$47,205	$41,129
Adjusted pre-tax pre-provision net income:
Pre-tax pre-provision net income	$46,160	$47,205	$41,129
Add: Impairment charges on ROU assets	—	194	—
Add: Merger-related expenses	—	—	1,391
Adjusted pre-tax pre-provision net income	$46,160	$47,399	$42,520
Tax equivalent net interest income:
Net interest income	$86,526	$85,541	$76,166
Add: Tax-equivalent adjustment	229	233	207
Net interest income, fully taxable equivalent	$86,755	$85,774	$76,373
Total revenue:
Net interest income	$86,526	$85,541	$76,166
Add: Non-interest income	12,844	15,473	14,291
Total revenue	$99,370	$101,014	$90,457
Tangible common stockholders' equity:
Total stockholders' equity	$1,033,014	$1,009,049	$813,942
Less: Goodwill and other intangibles	200,788	202,133	155,977
Tangible common stockholders' equity	$832,226	$806,916	$657,965
Tangible assets:
Total assets	$9,633,815	$9,410,503	$7,575,690
Less: Goodwill and other intangibles	200,788	202,133	155,977
Tangible assets	$9,433,027	$9,208,370	$7,419,713
Average tangible common stockholders' equity:
Average total stockholders' equity	$1,008,802	$998,806	$806,272
Less: Average goodwill and other intangibles	201,428	202,773	156,766
Average tangible common stockholders' equity	$807,374	$796,033	$649,506
Average tangible assets:
Average total assets	$9,140,736	$9,030,941	$7,403,899
Less: Average goodwill and other intangibles	201,428	202,773	156,766
Average tangible assets	$8,939,308	$8,828,168	$7,247,133
Tangible net income available to common stockholders:
Net income available to common stockholders	$29,671	$30,440	$26,107
Add: After-tax intangible asset amortization	987	986	1,067
Tangible net income available to common stockholders	$30,658	$31,426	$27,174
Adjusted tangible net income available to common stockholders:
Tangible net income available to common stockholders	$30,658	$31,426	$27,174
Add: Impairment charges on ROU assets	—	194	—
Add: Merger-related expenses	—	—	1,391
Add: Tax benefit on significant items	—	(52)	(230)
Adjusted tangible net income available to common stockholders	$30,658	$31,568	$28,335

BYLINE BANCORP, INC. AND SUBSIDIARIES

Byline Bancorp, Inc.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended
(dollars in thousands, except share and per share	June 30,	March 31,	June 30,
data, ratios annualized, where applicable)	2024	2024	2023
Pre-tax pre-provision return on average assets:
Pre-tax pre-provision net income	$46,160	$47,205	$41,129
Average total assets	9,140,736	9,030,941	7,403,899
Pre-tax pre-provision return on average assets	2.03%	2.10%	2.23%
Adjusted pre-tax pre-provision return on average assets:
Adjusted pre-tax pre-provision net income	$46,160	$47,399	$42,520
Average total assets	9,140,736	9,030,941	7,403,899
Adjusted pre-tax pre-provision return on average assets	2.03%	2.11%	2.30%
Net interest margin, fully taxable equivalent:
Net interest income, fully taxable equivalent	$86,755	$85,774	$76,373
Total average interest-earning assets	8,743,462	8,603,582	7,072,581
Net interest margin, fully taxable equivalent	3.99%	4.01%	4.33%
Non-interest income to total revenues:
Non-interest income	$12,844	$15,473	$14,291
Total revenues	99,370	101,014	90,457
Non-interest income to total revenues	12.93%	15.32%	15.80%
Adjusted non-interest expense to average assets:
Adjusted non-interest expense	$53,210	$53,615	$47,937
Average total assets	9,140,736	9,030,941	7,403,899
Adjusted non-interest expense to average assets	2.34%	2.39%	2.60%
Adjusted efficiency ratio:
Adjusted non-interest expense excluding amortization of intangible assets	$51,865	$52,270	$46,482
Total revenues	99,370	101,014	90,457
Adjusted efficiency ratio	52.19%	51.75%	51.39%
Adjusted return on average assets:
Adjusted net income	$29,671	$30,582	$27,268
Average total assets	9,140,736	9,030,941	7,403,899
Adjusted return on average assets	1.31%	1.36%	1.48%
Adjusted return on average stockholders' equity:
Adjusted net income	$29,671	$30,582	$27,268
Average stockholders' equity	1,008,802	998,806	806,272
Adjusted return on average stockholders' equity	11.83%	12.31%	13.56%
Tangible common equity to tangible assets:
Tangible common equity	$832,226	$806,916	$657,965
Tangible assets	9,433,027	9,208,370	7,419,713
Tangible common equity to tangible assets	8.82%	8.76%	8.87%
Return on average tangible common stockholders' equity:
Tangible net income available to common stockholders	$30,658	$31,426	$27,174
Average tangible common stockholders' equity	807,374	796,033	649,506
Return on average tangible common stockholders' equity	15.27%	15.88%	16.78%
Adjusted return on average tangible common stockholders' equity:
Adjusted tangible net income available to common stockholders	$30,658	$31,568	$28,335
Average tangible common stockholders' equity	807,374	796,033	649,506
Adjusted return on average tangible common stockholders' equity	15.27%	15.95%	17.50%
Tangible book value per share:
Tangible common equity	$832,226	$806,916	$657,965
Common shares outstanding	44,180,829	44,108,387	37,752,002
Tangible book value per share	$18.84	$18.29	$17.43